Exhibit 5.1

November 22, 2024

Cardinal Health, Inc.

7000 Cardinal Place

Dublin, Ohio 43017

Re:	Cardinal Health, Inc.

$500,000,000 4.700% Notes due 2026

$750,000,000 5.000% Notes due 2029

$1,000,000,000 5.350% Notes due 2034

$650,000,000 5.750% Notes due 2054

Ladies and Gentlemen:

I am Executive Vice President, General Counsel and Secretary of Cardinal Health, Inc., an Ohio corporation (the “Company”), and I and other attorneys in the Company’s Legal Department have acted as counsel to the Company in connection with the issuance and sale of (i) $500,000,000 principal amount of the Company’s 4.700% Notes due 2026 (the “2026 Notes”), (ii) $750,000,000 principal amount of the Company’s 5.000% Notes due 2029 (the “2029 Notes”), (iii) $1,000,000,000 principal amount of the Company’s 5.350% Notes due 2034 (the “2034 Notes”) and (iv) $650,000,000 principal amount of the Company’s 5.750% Notes due 2054 (the “2054 Notes” and, collectively with the 2026 Notes, the 2029 Notes and the 2034 Notes, the “Notes”), subject to the terms and conditions set forth in the Underwriting Agreement, dated November 13, 2024 (the “Underwriting Agreement”), among the Company and the several underwriters named on Schedule II thereto. The Notes are to be issued under an Indenture, dated as of June 2, 2008, (the “Base Indenture”), between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture (the “Second Supplemental Indenture” and together with the Base Indenture, the “Indenture”), dated as of November 22, 2024, between the Company and the Trustee.

In that connection, I, or other attorneys in the Company’s Legal Department, have reviewed originals or copies of the following documents:

(a) the Underwriting Agreement;

(b) the Base Indenture;

(c) the Second Supplemental Indenture;

(d) the form of the Notes;

(e) the registration statement on Form S-3 (Registration No. 333-268237) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on November 8, 2022 (such registration statement, including the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act and the documents incorporated by reference therein, being hereinafter collectively referred to as the “Registration Statement”);

Cardinal Health, Inc.

November 22, 2024

(f) the prospectus dated November 8, 2022, forming a part of the Registration Statement with respect to the offering from time to time of the Company’s securities (the “Base Prospectus”), as supplemented by the final prospectus supplement dated November 13, 2024 relating to the Notes (the “Final Prospectus Supplement”) (the Base Prospectus, as supplemented by the Final Prospectus Supplement, in the forms filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act, including the documents incorporated by reference therein, being hereinafter collectively referred to as the “Final Prospectus”); and

(g) Originals or copies of such other corporate records of the Company, certificates of public officials and officers of the Company and agreements and other documents as I have deemed necessary as a basis for the opinion expressed below.

In my review, I have assumed the genuineness of all signatures, including electronic signatures, the authenticity of the originals of the documents submitted to me and the conformity to authentic originals of any documents submitted to me as copies. I have further assumed, as to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company; that the Indenture has been duly authorized, and upon the execution and delivery thereby, will be the legal, valid and binding obligation of, each party thereto, other than the Company, enforceable against each such party in accordance with its terms. Further, this opinion is limited to the laws of the State of Ohio.

Based upon the foregoing, and upon such other investigation as I have deemed necessary and subject to the qualifications set forth below, I am of the opinion that the Indenture and the Notes and the execution and delivery thereof have been duly authorized by the Company.

I understand that this opinion is to be used in connection with the Registration Statement. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Final Prospectus under the caption “Legal Matters.” In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

[The Remainder of This Page Intentionally Left Blank, Signature Page Follows]

Very truly yours,

/s/ Patrick Pope
Patrick Pope
Executive Vice President, General Counsel and Secretary — Cardinal Health, Inc.

[Signature Page to Exhibit 5.1 Opinion]